EXHIBIT 23.3


                                     CONSENT


     We hereby consent to the use in this Registration Statement on Form SB-2 of references to us in the Section "Business" with respect to information identified as being expressly furnished by us to Innovative Drug Delivery Systems, Inc., a wholly-owned subsidiary of Intrac, Inc.

     We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                            Analytica International, Inc.

/s/ Steve Arikian

New York, New York
May 27, 2005